                            SCHEDULE 14A INFORMATION
                            ------------------------

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
--------------------------------------------------------------------------------

                               (Amendment No. __)
                               ------------------

Filed by the Registrant [x]
Filed by a Party other than the Registrant [_]
Check the appropriate box:
[_]   Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-b(e)(2))
[X]   Definitive Proxy Statement
[_]   Definitive Additional Materials
[_]   Soliciting Material Pursuant to (S) 240.14a-11(c) or (S)240.14a-12


                            TRANSCEND SERVICES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                 Not Applicable
--------------------------------------------------------------------------------
       (Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]   No fee required.
[_]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
      1)  Title of each class of securities to which transaction applies: ______
      2)  Aggregate number of securities to which transaction applies: _________
      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: __________________________________
      4)  Proposed maximum aggregate value of transaction: _____________________
      5)  Total fee paid: ______________________________________________________

[_]   Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
      1)  Amount Previously Paid: ______________________________________________
      2)  Form, Schedule or Registration Statement No.: ________________________
      3)  Filing Party: ________________________________________________________
      4)  Date Filed: __________________________________________________________

                            TRANSCEND SERVICES, INC.
                      945 East Paces Ferry Road, Suite 1475
                             Atlanta, Georgia 30326

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            To Be Held on May 7, 2002

To the Stockholders:

     The annual meeting of stockholders (the "Annual Meeting") of Transcend Services, Inc. (the "Company") will be held on May 7, 2002 at the offices of Smith, Gambrell & Russell, LLP, Suite 3100, Promenade II, 1230 Peachtree Street, N.E., Atlanta, Georgia 30309-3592 at 10:00 a.m. local time for the following purposes:

          1. To elect a Board of Directors consisting of four members to hold office until the next annual meeting of stockholders or until their successors are elected and qualified.

          2. To ratify the appointment of Miller Ray & Houser LLP as independent public accountants to audit the accounts of the Company and its subsidiaries for the year ending December 31, 2002.

          3. To transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

     Only stockholders of record at the close of business on March 29, 2002 shall be entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

     A Proxy Statement and a proxy solicited by the Board of Directors are enclosed herewith. You are cordially invited to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please complete, sign, date and mail the enclosed proxy card promptly in the enclosed postage-paid envelope. If you attend the meeting, you may, if you wish, withdraw your proxy and vote in person.

                                        By order of the Board of Directors,

                                        /s/ Joseph G. Bleser

                                        JOSEPH G. BLESER
                                        Secretary


Atlanta, Georgia
April 5, 2002

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO COMPLETE, SIGN, DATE AND PROMPTLY MAIL THE ENCLOSED PROXY IN THE ACCOMPANYING POSTAGE PAID ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY REVOKE THE PROXY AND VOTE YOUR SHARES IN PERSON.

                            TRANSCEND SERVICES, INC.
                      945 East Paces Ferry Road, Suite 1475
                             Atlanta, Georgia 30326

                                 PROXY STATEMENT

          For Annual Meeting Of Stockholders To Be Held On May 7, 2002

GENERAL

     This Proxy Statement and the accompanying form of Proxy are being furnished to the stockholders of Transcend Services, Inc. (the "Company" or "Transcend") on or about April 5, 2002 in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on May 7, 2002 at the offices of Smith, Gambrell & Russell, LLP, Suite 3100, Promenade II, 1230 Peachtree Street, N.E., Atlanta, Georgia 30309-3592 at 10:00 a.m. local time and any postponement or adjournment thereof. Any stockholder who executes and delivers a proxy may revoke it at any time prior to its use by (i) giving written notice of revocation to the Secretary of the Company; (ii) executing a proxy bearing a later date; or (iii) appearing at the meeting and voting in person. The address of the principal executive offices of the Company is 945 East Paces Ferry Road, Suite 1475, Atlanta, Georgia 30326 and the Company's telephone number is (404) 836-8000.

     Unless otherwise specified, all shares represented by effective proxies will be voted in favor of (i) election of the four nominees as Directors; (ii) the ratification of the selection of Miller Ray & Houser LLP to serve as the independent public accountants for the Company and its subsidiaries for fiscal 2002; and (iii) the transaction of such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof. The Board of Directors does not know of any other business to be brought before the meeting, but as to any such other business, proxies will be voted upon any such matters in accordance with the best judgment of the person or persons acting thereunder as to what is in the best interests of the Company.

     The cost of soliciting proxies will be borne by the Company. In addition to use of the mail, proxies may be solicited in person or by telephone or telegram by Directors and Officers of the Company who will not receive additional compensation for such services. Brokerage houses, nominees, custodians and fiduciaries will be requested to forward soliciting material to beneficial owners of stock held of record by them, and the Company will reimburse such persons for their reasonable expenses in doing so.

     Holders of record of outstanding shares of the Common Stock, Series A Convertible Preferred Stock and Series B Convertible Preferred Stock of the Company, at the close of business on March 29, 2002 are entitled to notice of and to vote at the meeting. As of March 29, 2002, there were approximately 182 holders of record of Transcend Common Stock. Each holder of Common Stock is entitled to one vote for each share held on the record date. Each holder of Series A Preferred Stock is entitled to 1.5 votes per share on each preferred share held. Each holder of Series B Preferred Stock is entitled to 6.9 votes per share on each preferred share held. On March 29, 2002 there were 4,513,143 shares of Common Stock outstanding and entitled to vote, 212,800 shares of Series A Convertible Preferred Stock outstanding and entitled to vote and 60,000 shares of Series B Convertible Preferred Stock outstanding and entitled to vote. A majority of the shares entitled to vote, whether present in person or by proxy, shall constitute a quorum.

     When a quorum is present at the meeting, the affirmative vote of a majority of the shares present in person or by proxy shall decide the action proposed in each matter listed in the accompanying Notice of Annual Meeting of Stockholders, except for the election of Directors. The Directors are elected by a plurality of the votes of the shares present in person or by proxy. Abstentions and broker "non-votes" will be counted as present in determining whether the quorum requirement is satisfied. A "non-vote" occurs when a nominee holding shares for a beneficial owner votes on one proposal pursuant to discretionary authority or instructions from the beneficial owner, but does not vote on another proposal because the nominee has not received instruction from the beneficial owner, and does not have discretionary power. An abstention from voting by a stockholder on a proposal has the same effect as a vote against such proposal. Broker "non-votes" are not counted for purposes of determining whether a proposal has been approved, which also has the same effect as a vote against such proposal.

                                 AGENDA ITEM ONE

                              ELECTION OF DIRECTORS

     The Bylaws of Transcend currently provide that the Board of Directors shall consist of not less than one Director, subject to increase or decrease in such number within legal limits by action of the Board of Directors or stockholders. There are presently four Directors. The Board has nominated and recommends for election as Directors the four nominees set forth below. Each nominee presently serves as a Director of the Company. Directors shall be elected to serve until the next annual meeting of stockholders or until their successors are elected and qualified. If elected, the Company's Board of Directors will have four members.

     Each of the four nominees has consented to being named in this Proxy Statement and to serve as a Director of the Company if elected. In the event that any nominee withdraws, or for any reason is unable to serve as a Director, the proxies will be voted for such other person as may be designated by the Board of Directors as substitute nominee, but in no event will proxies be voted for more than four nominees. Management of the Company has no reason to believe that any nominee will not continue to be a candidate or will not serve if elected.

     The following is a brief description of the background and business experience of each of the nominees for election to the Board of Directors:

Larry G. Gerdes ........   Mr. Gerdes (age 53) has served as Chairman of the Board of the
                           Company since May 2000, a Director of the Company since June
                           1985 and as its President and Chief Executive Officer since May
                           1993. Since September 16, 2000, Mr. Gerdes has also been
                           serving as the Company's Chief Financial Officer. In addition,
                           Mr. Gerdes served as Secretary of the Company between September
                           16, 2000 and May 22, 2001. From 1991 to 1993, Mr. Gerdes was a
                           private investor and from May 1992 until January 1995, Mr.
                           Gerdes was the Chairman of the Board of Directors of Bottomley
                           and Associates, which merged with Transcend in 1995. For the five years prior to 1991, Mr. Gerdes held various executive positions with HBO & Company, a healthcare information systems company, including Chief Financial Officer and Executive Vice
                           President. Mr. Gerdes also serves as a Director of EBIX.Com,
                           Inc. and Alliance Healthcard, Inc.

Joseph P. Clayton ......   Mr. Clayton (age 52) has served as a Director of the Company since May 2000. Mr. Clayton has been President and Chief
                           Executive Officer of Sirius Satellite Radio ("Sirius"), a
                           satellite radio broadcaster, since November 2001. Prior to joining Sirius, Mr. Clayton was President and Chief Executive
                           Officer of North American Operations of Global Crossing Ltd.
                           ("Global"), a global provider of integrated Internet, data, voice and conferencing services, since September 1999. On
                           January 28, 2002, Global filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code in the
                           United States Bankruptcy Court for the Southern District of New
                           York. From 1997 to 1999, Mr. Clayton was the President and
                           Chief Executive Officer of Frontier Corporation ("Frontier"),
                           which merged with Global in 1999. Prior to joining Frontier,
                           Mr. Clayton served as Executive Vice President of Marketing and
                           Sales for the Americas and Asia for Thomson Multi Media, a
                           consumer electronics company, for 4 years. Mr. Clayton serves as a Director of Global Crossing Ltd.

Walter S. Huff, Jr .....   Mr. Huff (age 67) has served as a Director of the Company since
                           October 1993. Mr. Huff was the founder of HBO & Company and served as its Chairman from 1974 until 1990 and Chief Executive
                           Officer from 1974 to 1984 and from 1986 until 1989. Since 1990,
                           Mr. Huff has been a private investor.

Charles E. Thoele ......   Mr. Thoele (age 66) has served as a Director of the Company since October 1993. Mr. Thoele has been a consultant to Sisters of Mercy Health Systems since February 1991. From 1986 to
                           February 1991, he served as a Director and the Chief Operating
                           Officer of Sisters of Mercy Health Systems. Mr. Thoele is Past
                           Chairman of the Catholic Hospital Association.

No Director or Executive Officer of Transcend is related to any other Director or Executive Officer of Transcend.

The Board Of Directors recommends a vote "FOR" each of the above nominees.

                                      AGENDA ITEM TWO

                       APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     Miller Ray & Houser LLP ("MR&H") served as the independent public accountants for the fiscal year ending December 31, 2001, and upon the recommendation of the Audit Committee, the Board of Directors has selected MR&H as the Company's independent public accountants for the fiscal year ending December 31, 2002. Representatives of MR&H are expected to be present at the meeting and shall have the opportunity to make a statement, if they desire to do so, and respond to appropriate questions.

     On September 6, 2001, for the sole purpose of reducing the level of audit fees projected to be incurred by the Company in 2001, the Audit Committee of the Board of Directors of the Company dismissed Arthur Andersen LLP ("AA") as independent public accountants to audit the accounts of the Company and subsidiaries for the year ended December 31, 2001 and on the same date authorized the engagement of MR&H as its independent auditors for the year ended December 31, 2001.

     AA's report on the Company's consolidated financial statements for the years ended December 31, 2000 and 1999 contained no adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles.

     During the years ended December 31, 2000 and 1999 and the subsequent unaudited interim period through September 6, 2001, there were no disagreements between the Company and AA on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of AA, would have caused it to make a reference to the subject matter of the disagreements in connection with its report.

     In connection with the audit of the fiscal years ended December 31, 2000 and 1999 and for the subsequent unaudited interim period through September 6, 2001, AA did not advise the Company that:

          (i) the internal controls necessary for the Company to develop reliable financial statements did not exist;

          (ii) information had come to its attention that led it to no longer be able to rely on management's representations, or that made it unwilling to be associated with the financial statements prepared by management;

          (iii) there existed a need to expand significantly the scope of its audit, or that information had come to AA's attention during the fiscal periods, that if further investigated may (a) materially impact the fairness or reliability of either: a previously issued audit report or the underlying financial statements, or the financial statements issued or to be issued covering the fiscal period subsequent to the date of the most recent financial statements covered by an audit report (including information that may prevent it from rendering an unqualified audit report on those financial statements), or (b) cause AA to be unwilling to rely on management's representations or be associated with the Company's financial statements, and due to AA's dismissal did not so expand the scope of its audit or conduct such further investigation; or

          (iv) information had come to AA's attention that it concluded materially impacts the fairness or reliability of either (a) a previously issued audit report or the underlying financial statements, or (b) the financial statements issued or to be issued covering the fiscal period subsequent to the date of the most recent financial statements covered by an audit report (including information that, unless resolved to AA's satisfaction, would prevent it from rendering an unqualified audit report on those financial statements), and due to AA's dismissal, the issue has not been resolved to AA's satisfaction prior to its dismissal.

     At the Company's request, AA furnished the Company with a letter addressed to the Securities and Exchange Commission ("SEC") stating whether it agrees with the above statements. Said letter dated September 7, 2001, which was filed with the SEC as Exhibit 16.1 to the Company's Form 8-K dated September 11, 2001, indicated that AA agreed with the above statements.

     MR&H has prepared and signed the Company's income tax returns since 1996. During the years ended December 31, 2000 and 1999 and the subsequent unaudited interim period through September 6, 2001, neither the Company nor any of its representatives consulted with MR&H regarding (i) the application of accounting principles to a specific completed or contemplated transaction or the type of audit opinion that might be rendered on the Company's financial statements, which advice was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue or (ii) any matter that was the subject of a disagreement with AA or a reportable event as described above.

The Board of Directors recommends a vote "FOR" the ratification of the appointment of Miller Ray & Houser LLP.

                             ADDITIONAL INFORMATION

         MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

     The Company's Board of Directors has two standing committees: the Audit and Finance Committee, and the Stock Option and Compensation Committee. The Board of Directors does not have a standing Nominating Committee, such function being reserved to the full Board of Directors. The Audit and Finance Committee (the "Audit Committee") of the Board of Directors, comprised of Messrs. Huff (Chairman), Clayton and Thoele, reviews Transcend's audit procedures and reports from Transcend's independent public accountants. The Report of the Audit Committee appears below under "Report of the Audit and Finance Committee." The Stock Option and Compensation Committee (the "Compensation Committee"), comprised of Messrs. Thoele (Chairman), Clayton and Huff, acts as administrator of Transcend's stock option plans and makes recommendations concerning the establishment of additional employee benefit plans and compensation for Transcend's executive officers. The Audit Committee held two (2) meetings and acted one (1) time by unanimous written consent in the twelve months ended December 31, 2001. The Compensation Committee held three (3) meetings and acted four (4) times by unanimous written consent in the twelve months ended December 31, 2001.

     The Board of Directors held six (6) meetings and acted by unanimous written consent on two (2) occasions during the twelve months ended December 31, 2001. During fiscal 2001, each Director attended more than 75% of the total number of meetings of the Board of Directors and committees on which he served.

                            COMPENSATION OF DIRECTORS

     The Board unanimously voted to suspend cash compensation for serving as a Director effective January 1, 2000 until such time as the Company achieved and sustained positive cash flow from operating activities. In addition, during December 1999, each Director voluntarily forfeited all of his options to purchase shares of the Company's Common Stock to provide the Company with greater flexibility to grant options to purchase shares of the Company's Common Stock to management and employees responsible for executing the Company's restructuring plan announced at that time. On May 8, 2001, after the stockholders of the Company approved the Transcend Services, Inc. 2001 Stock Option Plan, the Board voted to grant immediately exercisable options to purchase 10,000 shares of the Company's Common Stock at a per share exercise price equal to the fair market value per share on the date of grant to a Director elected by the stockholders for his first term of service. No options to purchase the Company's Common Stock will be granted to Directors upon re-election to the Board. In addition, effective May 8, 2001, the Board reinstated a cash compensation arrangement for non-management Directors who will receive a cash retainer of $2,500 per quarter, a meeting attendance fee of $500 and a telephonic meeting participation fee of $250. No fees are paid for Committee meetings. No fees are paid to Mr. Gerdes, the Chairman of the Board, who is also an Executive Officer of the Company. See "Executive Compensation."

                    REPORT OF THE AUDIT AND FINANCE COMMITTEE

February 28, 2002

We have reviewed and discussed with management the Company's audited financial statements as of and for the year ended December 31, 2001.

We have discussed with Miller Ray & Houser LLP the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. In addition, we have received and reviewed the letter from Miller Ray & Houser LLP required by Independence Standards Board, Standard No. 1, and have discussed with Miller Ray & Houser LLP the accountants' independence.

Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the SEC.

Audit Fees

The aggregate fees billed by Miller Ray & Houser LLP for professional services rendered for the audit of the Company's annual financial statements for fiscal year 2001 and the reviews of the financial statements included in the Company's Form 10-Q for the third quarter of such fiscal year was $10,220. The Company estimates that unbilled fees by Miller Ray & Houser LLP related to said audit approximates $29,000. The aggregate fees billed by Arthur Andersen LLP for professional services rendered for the audit of the Company's annual financial statements for fiscal year 2001 and the reviews of the financial statements included in the Company's Forms 10-Q for the first and second quarters of such fiscal year was $8,500.

Financial Information Systems Design and Implementation Fees

There were no fees billed by either Miller Ray & Houser LLP or Arthur Andersen LLP for professional services rendered for financial information systems design and implementation for fiscal year 2001.

All Other Fees

The aggregate fees billed by Miller Ray & Houser LLP for federal, state and local income tax consulting, return preparation and return signature and payroll tax consulting was $59,614 for fiscal year 2001. There were no fees billed by Arthur Andersen LLP for professional services rendered other than as stated under the caption "Audit Fees" above.

Arthur Andersen LLP has audited the accounts of Transcend Services, Inc. since the Company's inception through September 6, 2001 at which time Arthur Andersen LLP was dismissed and replaced by Miller Ray & Houser LLP, who will continue in that capacity during 2002. A representative of Miller Ray & Houser LLP will be present at the Annual Meeting with the opportunity to make a statement and will be available to respond to appropriate questions.

The Audit Committee has considered whether the provision of the services described under the caption "All Other Fees" by Miller Ray & Houser LLP is compatible with maintaining the principal accountant's independence and determined that the independence of Miller Ray & Houser was not and is not impaired by the provision of said services.

Messrs. Walter S. Huff, Jr. (Chairman), Joseph P. Clayton and Charles E. Thoele comprise the Audit Committee. Each of Messrs. Huff, Clayton and Thoele is "independent" as defined in Rule 4200(a)(14) of the National Association of Securities Dealer's listing standards.

The foregoing report has been furnished by the Audit Committee of Board of Directors of Transcend Services, Inc.

Walter S. Huff, Jr., Chairman
Joseph P. Clayton
Charles E. Thoele

The foregoing report of the Audit Committee shall not be deemed to be incorporated by reference in any previous or future documents filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the Report by reference in any such document.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of February 20, 2002, certain information with respect to all stockholders known to Transcend to beneficially own more than five percent of the Company's Common Stock or Preferred Stock, and information with respect to Transcend Common Stock or Preferred Stock beneficially owned by each Director of Transcend, each nominee for election as Director, the Executive Officers included in the Summary Compensation Table set forth under the caption "Executive Compensation", and all Directors and executive officers of Transcend as a group. Except as otherwise indicated, the stockholders listed in the table have sole voting and investment powers with respect to the Common Stock or Preferred Stock owned by them.

                                             Common Stock         Series A Preferred Stock         Series B Preferred Stock
                                             ------------         ------------------------         ------------------------
                                     Amount and                      Amount and                       Amount and
       Name and Address of              Nature         Percent       Nature of         Percent          Nature         Percent
          Directors and             of Beneficial         Of        of Beneficial        Of          of Beneficial        Of
       Executive Officers           Ownership/(1)/      Class      Ownership/(10)/      Class        Ownership/(11)/    Class
       ------------------           --------------      -----      ---------------      -----        ---------------    -----
Richard L. Gunderson                                                   20,000           9.40%
101 East 5th Street, Suite 201
St. Paul, Minnesota 55101

Laumar Investors Limited                                               40,000          18.80%
Partnership
3353 Peachtree Road,
Suite 1030
Atlanta, Georgia 30326

St. Paul Companies                                                     60,000          28.20%
385 Washington St.
St. Paul, MN 55102

Monmouth College                                                       20,000           9.40%
700 East Broadway
Monmouth, Illinois 61462

Transylvania University                                                20,000           9.40%
300 N. Broadway
Lexington, Kentucky 40508

Richard M. Lucas Foundation                                                                            3,120           5.20%
3000 Sand Hill Rd., Bldg. 3,
Suite 210
Menlo Park, CA 94025

Donald L. Lucas                                                                                        4,680/(12)/     7.80%

larry G. Gerdes                      727,339 /(2)/      15.53%         12,000           5.64%         22,200          37.00%
945 East Paces Ferry Road
Suite 1475
Atlanta, GA 30326

Joseph P. Clayton                     20,000 /(3)/          *

Walter S. Huff, Jr.                  798,636 /(4)/      16.92%                                        30,000          50.00%
3353 Peachtree Road, N.E.
Suite 1030
Atlanta, Georgia 30326

Charles E. Thoele                     22,231 /(5)/          *

Robert D. Alexander                   45,625 /(6)/          *

Thomas C. Binion                      36,250 /(7)/          *

Carl P. Hawkins                       67,125 /(8)/          *

All Directors and Executive        1,737,206 /(9)/      34.85%        12,000            5.64%        52,200           87.00%
Officers as a group
(8 persons)
*    Represents less than 1%

/(1)/ "Beneficial Ownership" includes shares for which an individual, directly or indirectly, has or shares voting or investment power or both and also includes shares of Common Stock underlying options to purchase Common Stock which are exercisable within sixty days of the date hereof. Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934. The percentages are based upon 4,513,143 shares of Common Stock outstanding as of February 20, 2002, except for certain parties who hold presently exercisable convertible preferred stock or options to purchase Common Stock, which are exercisable within sixty days of February 20, 2002. The percentages for those parties who hold presently exercisable convertible preferred stock or options to purchase Common Stock, which are exercisable within sixty days of February 20, 2002, are based upon the sum of 4,513,143 shares plus the number of shares subject to presently exercisable convertible preferred stock or options to purchase Common Stock, which are exercisable within sixty days of February 20, 2002, held by them, as indicated in the following notes. Unless otherwise indicated, each person has sole voting and dispositive power with respect to all shares listed opposite his name.
/(2)/ Includes 18,720 shares held by Mr. Gerdes' spouse; 9,738 shares held by Mr. Gerdes as custodian for his minor child; 10,000 shares held by the Gerdes Family Partnership LP of which Mr. Gerdes is the General Partner; 17,778 shares which may be acquired upon the exercise of Series A Convertible Preferred Stock; and 153,103 shares which may be acquired upon the exercise of Series B Convertible Preferred Stock.
/(3)/ Includes 5,000 shares held by Joseph P. Clayton Revocable Trust and 10,000 shares of Common Stock that may be acquired by Mr. Clayton upon the exercise of stock options exercisable within 60 days of February 20, 2002.
/(4)/ Includes 206,896 shares held by Mr. Huff which may be acquired upon the exercise of Series B Convertible Preferred Stock.
/(5)/ Includes 2,963 shares which may be acquired upon the exercise of Series A Convertible Preferred Stock, and 10,000 shares held by C. Thoele Lifetime Trust.
/(6)/ Includes 25,625 shares of Common Stock that may be acquired by Mr. Alexander upon the exercise of stock options exercisable within 60 days of February 20, 2002.
/(7)/ Includes 11,250 shares of Common Stock that may be acquired by Mr. Binion upon the exercise of stock options exercisable within 60 days of February 20, 2002.
/(8)/ Includes 43,625 shares of Common Stock that may be acquired by Mr. Hawkins upon the exercise of stock options exercisable within 60 days of February 20, 2002.
/(9)/ Includes 20,741 shares which may be acquired upon the exercise of Series A Convertible Preferred Stock; 359,999 shares which may be acquired upon the exercise of Series B Convertible Preferred Stock; and 90,500 shares of Common Stock that may be acquired upon the exercise of stock options exercisable within 60 days of February 20, 2002.
/(10)/ Each share of Series A Preferred Stock is convertible into 1.5 shares of Common Stock at any time at the option of the holder. The total shares of Common Stock convertible from Series A Preferred Stock are accounted for in the Common Stock Beneficial Ownership column of the above table. The percentages are based upon 212,800 shares of Series A Preferred Stock outstanding as of February 20, 2002.
/(11)/ Each share of Series B Preferred Stock is convertible into 6.9 shares of Common Stock at any time at the option of the holder. The total shares of Common Stock convertible from Series B Preferred Stock are accounted for in the Common Stock Beneficial Ownership column of the above table. The percentages are based upon 60,000 shares of Series B Preferred Stock outstanding as of February 20, 2002.
/(12)/ Includes 4,680 shares held by the Donald L. Lucas Profit Sharing Trust, of which Mr. Lucas is Successor Trustee. Excludes 3,120 shares held by the Richard M. Lucas Foundation, of which Mr. Lucas is the chairman, of which Mr. Lucas disclaims beneficial ownership.

                               EXECUTIVE OFFICERS

The executive officers of the Company are presented below:

       NAME             AGE   POSITION WITH THE COMPANY
       ----             ---   -------------------------

Larry G. Gerdes         53    President,  Chief Executive Officer, Chief
                              Financial Officer, Chief Accounting Officer and
                              Treasurer
Robert D. Alexander     54    Vice President of Customer Service and Assistant
                              Secretary
Thomas C. Binion        47    Vice President of Transcription Production
Carl P. Hawkins         49    Vice President - Chief Information Officer
Leslie B. Goff          54    Vice President of Sales

      Robert D. Alexander has served as Vice President of Customer Service for Transcend Services, Inc. ("Transcend") since October 1998. Prior to joining Transcend, Mr. Alexander served as an Account Executive for HBO & Company, a healthcare information systems company, from March 1996 until October 1998.

     Thomas C. Binion has served as Vice President of Transcription Production for Transcend since August 2000. Prior to joining Transcend, Mr. Binion served in various field management positions for Per-Se Technologies, Inc., a physician practice management services company, for five years.

     Carl P. Hawkins has served as Vice President - Chief Information Officer for Transcend since May 1998. Prior to joining Transcend, Mr. Hawkins served as President of HCS Consulting Services for over for 2 years, as Group President of the Transaction Processing Group for Medaphis Corporation, a physician and hospital business management services and software company, from March 1995 to December 1996 and as Vice President for Strategic Projects with the Europe and North American Card Products Group at Citibank from January 1984 to March 1995.

     Leslie B. Goff has served as Vice President of Sales for Transcend since October 2001. Prior to joining Transcend, Mr. Goff served from 1997 to 2001 as a Regional Sales Manager for Spectralink Corporation, a leader in on-premise wireless telephone systems. From 1995 to 1996, Mr. Goff was Branch Manager for North and South Carolina with Sprint Business Corporation, a voice and data services provider. Between 1975 and 1995, Mr. Goff served in various Executive Sales Management positions for Dictaphone Corporation, a pioneer in voice processing services.

     Executive officers are chosen by and serve at the discretion of the Board of Directors of the Company. Executive officers will devote their full time to the affairs of the Company. See "Election of Directors" for information with respect to Larry G. Gerdes.

                             EXECUTIVE COMPENSATION

     The table to follow provides certain summary information for the fiscal years ended December 31, 2001, 2000 and 1999 concerning compensation paid or accrued by the Company to or on behalf of the Company's Chief Executive Officer and the other executive officers of the Company whose total annual salary and bonus exceeded $100,000 during the year ended December 31, 2001 (the "Named Executive Officers.")

                           SUMMARY COMPENSATION TABLE

                                                                                                        LONG-TERMCOMPENSATION
                                                                        ANNUAL COMPENSATION             SECURITIES UNDERLYING
                                                                        -------------------             ---------------------
NAME AND PRINCIPAL POSITION                                       YEAR     SALARY ($)   BONUS ($)         OPTIONS/SAR'S (#)
---------------------------                                       ----     ----------   ---------         -----------------
Larry G. Gerdes ...............................................   2001      $220,000     $    --                       --
   President, Chief Executive Officer,                            2000      $220,000     $    --                       --
   Chief Financial Officer, Chief Accounting Officer and          1999      $220,000     $    --                       --
   Treasurer

Robert D. Alexander ...........................................   2001      $123,256     $    --                   15,000
   Vice President of Customer Service and Assistant               2000      $108,750     $    --                   32,500
   Secretary                                                      1999      $ 63,125     $    --                   10,000

Thomas C. Binion (1) ..........................................   2001      $140,000     $    --                   30,000
   Vice President of Transcription Production                     2000      $ 51,513     $    --                   30,000

Carl P. Hawkins ...............................................   2001      $137,500     $    --                   17,500
   Vice President - Chief Information Officer                     2000      $131,044     $    --                   20,000
                                                                  1999      $132,920     $    --                   33,000

Jeffrey L. Shelton (2) ........................................   2001      $116,805     $    --                       --
   Vice President of Sales                                        2000      $ 40,834     $    --                   25,000

(1)  Mr. Binion's date of hire was August 21, 2000.
(2) Mr. Shelton's date of hire was September 18, 2000 and he resigned from the Company effective August 29, 2001.

                   STOCK OPTION GRANTS AND RELATED INFORMATION

     The following table sets forth information regarding individual grants of options for Transcend Common Stock during the twelve months ended December 31, 2001 to each of the Named Executive Officers in the Summary Compensation Table above. All such grants were made pursuant to the Transcend Services, Inc. 1992 Stock Option Plan, as amended, or the Transcend Services, Inc. 2001 Stock Option Plan. Neither Mr. Gerdes nor Mr. Shelton were granted any options to purchase Transcend Common Stock during the twelve months ended December 31, 2001. In accordance with the rules of the Commission, the table sets for the hypothetical gains or "option spreads" that would exist for the options at the end of their respective ten-year terms based on assumed annualized rates of compound stock price appreciation of 5% and 10% from the dates the options were granted to the end of the respective option terms. Actual gains, if any, on option exercises are dependent on the future performance of Transcend Common Stock and overall market condition. There can be no assurance that the potential realizable values shown in this table will be achieved.

                                           OPTION GRANTS IN LAST FISCAL YEAR
----------------------------------------------------------------------------------------------------------------------
                             Individual Grants
--------------------------------------------------------------------------
                                Number of         % of                          Potential Realizable Value at Assumed
                                Securities        Total                       Annual Rates of Stock Price Appreciation
                                Underlying       Options        Exercise                  for Option Term (4)
                                 Options       Granted to       Or Base     ------------------------------------------
                                 Granted        Employees        Price        Expiration
Name                             (#) (1)       In 2001 (2)     ($/Sh) (3)        Date            5%             10%
----------------------------------------------------------------------------------------------------------------------
Robert D. Alexander .........     15,000          9.23%          $1.26         12/28/11        $12,723        $33,075

Thomas C. Binion ............     15,000          9.23%          $1.75          2/26/11        $ 4,085        $21,586
                                  15,000          9.23%          $1.26         12/28/11        $12,723        $33,075

Carl P. Hawkins .............      7,500          4.62%          $1.75          2/26/11        $ 2,042        $10,793
                                  10,000          6.15%          $1.26         12/28/11        $ 8,482        $22,050

---------

(1) These options vest in four equal annual installments beginning on the first anniversary of the date of the grant.

(2) Transcend granted options to purchase a total of 162,500 shares to Directors, Officers and employees in the twelve months ended December 31, 2001.

(3) Stock options are granted with an exercise price equal to the fair market value of the Transcend Common Stock on the date of grant.

(4) The 5% and 10% assumed rates of annual compound stock appreciation are mandated by rules of the Commission and do not represent Transcend's estimate or projection of future prices for Transcend Common Stock.

  AGGREGATED OPTION EXERCISES IN FISCAL 2001 AND FISCAL YEAR END OPTION VALUES

     There were no options exercised by the Named Executive Officers during fiscal 2001.


                     AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR 2001 AND FY-END OPTION VALUES
----------------------------------------------------------------------------------------------------------------------

                               Number of Securities Underlying Unexercised       Value of Unexercised In-The-Money
                                     Options at December 31, 2001 (#)           Options at December 31, 2001 ($) (1)
                             -----------------------------------------------------------------------------------------
Name                                Exercisable            Unexercisable          Exercisable         Unexercisable
----------------------------------------------------------------------------------------------------------------------
Robert D. Alexander..........         25,625                  31,875                  $0                  $300

Thomas C. Binion ............         11,250                  48,750                  $0                  $300

Carl P. Hawkins .............         43,625                  32,875                  $0                  $200

--------------
(1) Represents the excess of the fair market value of the Common Stock of approximately $1.28 per share (the closing selling price as quoted on the Nasdaq SmallCap Market System on December 31, 2001) above the exercise price per share of the options times the applicable number of shares.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Stock Option and Compensation Committee of the Board of Directors for 2001 was comprised of Messrs. Charles E. Thoele (Chairman), Joseph P. Clayton and Walter S. Huff, Jr. None of the members of the Compensation Committee served as an officer or employee of the Company or any of its subsidiaries during fiscal 2001. No interlocking relationship exists between the Company's Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company.

     On November 17, 2000, Larry G. Gerdes and Walter S. Huff, Jr. (the "Guarantors") personally guaranteed the repayment of borrowings, if any, under the Company's $750,000 line of credit (the "LOC") with Bank of America, N.A. (the "Bank"). The LOC bears interest at the Bank's prime rate minus one-half percent and matured on November 20, 2001. On March 30, 2001, The Company and the Guarantors increased the LOC to $1,500,000 and extended the maturity date to March 31, 2002 under the same terms and conditions. Messrs. Gerdes and Huff received no compensation for providing such guarantees.

Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Report of Compensation Committee on Executive Compensation and the Stockholder Return Performance Graph shall not be incorporated by reference into any such filings.

   REPORT OF STOCK OPTION AND COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     During fiscal year 2001, the Stock Option and Compensation Committee of the Board of Directors was comprised of three non-employee members of the Board:
Charles E. Thoele (Chairman), Joseph P. Clayton and Walter S. Huff, Jr. The Stock Option and Compensation Committee establishes the general compensation policy for all executive officers of the Company and administers the incentive plans, including the 1992 Stock Option Plan, the 2001 Stock Option Plan and the bonus program for executive officers. The Stock Option and Compensation Committee also is responsible for reviewing executive officer compensation levels and evaluating management performance. The discussion set forth below is a report submitted by the Stock Option and Compensation Committee regarding the Company's compensation policies and programs for executive officers for 2001.

Stock Option and Compensation Committee Philosophy

     The Company's executive compensation program is designed to reward outstanding performance and results. The Stock Option and Compensation Committee believes that the Company must pay competitively to attract, motivate and retain qualified executives. Moreover, in order to align their interests with the stockholders of the Company and maximize stockholder value, the Stock Option and Compensation Committee also believes that the Chief Executive Officer and the Company's other executive officers should be significantly incented by Transcend's as well as individual performance.

     In support of this philosophy, the executive compensation program is designed to reward performance that is directly relevant to the Company's short-term and long-term success. As such, the Company attempts to provide both short-term and long-term incentive compensation that varies based on corporate and individual performance.

     To accomplish these objectives, the Stock Option and Compensation Committee has structured the executive compensation program with three primary underlying components: base salary, performance incentives and long-term incentives (such as stock options). The following sections describe these elements of compensation and discuss how each component relates to the Company's overall compensation philosophy.

Base Salary Program

     The Company's base salary program is based on a philosophy of providing base pay levels that are competitive with similarly situated companies in the healthcare industry. The Company periodically reviews its executive pay levels to assure consistencies with the external market. Annual salary adjustments are based on several factors including the general level of market salary increases, individual performance and long-term value to the Company, competitive base salary levels and the Company's overall financial and operating results. During 2001, Mr. Gerdes did not receive an increase in base pay.

Performance Bonuses

     Performance bonuses are intended to (i) reward executive officers based on Company and individual performance, (ii) motivate executive officers, and (iii) provide pay-for-performance cash compensation opportunities to executive officers of the Company. Accordingly, a portion of the executives' compensation is contingent upon corporate performance and adjusted where appropriate, based on an executives' performance against personal performance objectives. No bonuses were paid to executive officers in 2001.

Long-Term Incentives

     Long-term incentives are designed to focus the efforts of executive officers on the long-term goals of the Company and to maximize total return to the stockholders of the Company. In the past, the Stock Option and Compensation Committee has relied primarily on stock option awards to provide long-term incentive opportunities. Stock options align the interest of executive officers with the stockholders of the Company by providing value to the executive officers through stock price appreciation only. Stock options issued by the Company generally have a ten-year term before expiration, are exercisable over a number of years from the date of grant, and executives must be employed by the Company at the time of vesting in order to exercise the options. The Compensation Committee believes that dependence on stock options for a portion of executives' compensation more closely aligns such executives' interests with those of the Company's stockholders, since the ultimate value of such compensation is linked directly to stock price.

     While Mr. Gerdes does not have any options to purchase Common Stock of the Company under the Company's stock option plans, the Compensation Committee believes that Mr. Gerdes long-term incentives are adequate given his level of ownership interest in the company.

Fiscal Year 2001 Actions

     The compensation for the Chief Executive Officer for fiscal 2001 was determined in the manner described above and no particular quantitative measures were used by the Stock Option and Compensation Committee in determining his compensation except as so described.

       To encourage and facilitate ownership of Transcend Common Stock by the Executive Officers of the Company, The Stock Option and Compensation Committee authorized the sale of 20,000 shares of the Company's unregistered Common Stock to each of Messrs. Alexander, Binion, Goff and Hawkins on December 28, 2001 at the market value of $100,800 as determined by the closing price reported on the Nasdaq SmallCap Market System on that date. As consideration for the sale, the Executive Officers issued interest-bearing, secured promissory notes payable to the Company with a maturity date of January 15, 2003.

     The Stock Option and Compensation Committee continually evaluates the Company's compensation policies and procedures with respect to executives. Although the Stock Option and Compensation Committee believes that current compensation policies have been successful in aligning the financial interests of executive officers with those of the Company's stockholders and with Company performance, it continues to examine what modifications, if any, should be implemented to further link executive compensation with both individual and Company performance.

Charles E. Thoele
Joseph P. Clayton
Walter S. Huff, Jr.

                      STOCKHOLDER RETURN PERFORMANCE GRAPH

     Set forth on the following page is a line graph comparing the percentage change in the cumulative total stockholder return on the Company's Common Stock against the cumulative total return of the Nasdaq Composite Index and the Nasdaq Health Services Index for the period commencing on December 31, 1996 and ending December 31, 2001. The graph assumes that the value of the investment in the Company's Common Stock in each index was $100 on December 31, 1996. The Company has not paid any cash dividends on Common Stock.

               Comparison of Five--Year Cumulative Total Returns
                             Performance Graph for
                            Transcend Services, Inc.

              Produced on 02/26/2002 including data to 12/31/2001

                                     [GRAPH]

--------------------------------------------------------------------------------
                                     Legend

Symbol       CRSP Total Returns Index for:          12/1996     12/1997    12/1998    12/1999   12/2000   12/2001
------       -----------------------------          -------     -------    -------    -------   -------   -------
________  .  Transcend Services, Inc.                 100.0        47.0       36.9       13.1       8.2       4.9
___  ___  *  Nasdaq Stock Market (US Companies)       100.0       122.6      172.7      320.8     198.0     153.1
--------  +  Nasdaq Health Services Stocks            100.0       102.6       87.0       70.0      96.0     108.8
             SIC 8000-8099 US & Foreign

Notes:
     A. The lines represent monthly index levels derived from compounded daily returns that include all dividend.
     B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
     C. If the monthly interval, based on the fiscal year-end, is not a trading day, the proceding trading day is used.
     D.   The index level for all series was set to $100.0 on 12/31/1996.

--------------------------------------------------------------------------------

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On November 17, 2000, Larry G. Gerdes and Walter S. Huff, Jr. (the "Guarantors") personally guaranteed the repayment of borrowings, if any, under the Company's $750,000 line of credit (the "LOC") with Bank of America, N.A. (the "Bank"). The LOC bears interest at the Bank's prime rate minus one-half percent and matured on November 20, 2001. On March 30, 2001, The Company and the Guarantors increased the LOC to $1,500,000 and extended the maturity date to March 31, 2002 under the same terms and conditions. Messrs. Gerdes and Huff received no compensation for providing such guarantees.

                            PROPOSALS BY STOCKHOLDERS

     Proposals by stockholders intended to be presented at the 2003 Transcend annual meeting (to be held in the Spring of 2003) must be forwarded in writing and received at the principal executive office of Transcend no later than December 6, 2002 directed to the attention of the Secretary, for consideration for inclusion in the Transcend's proxy statement for the annual meeting of stockholders to be held in 2003. Any such proposals must comply in all respects with the rules and regulations of the Securities and Exchange Commission.

     In connection with the Company's Annual Meeting of Shareholders to be held in 2003, if the Company does not receive notice of a matter or proposal to be considered by February 19, 2003; then the persons appointed by the Board of Directors to act as the proxies for such Annual Meeting (named in the form of proxy) will be allowed to use their discretionary voting authority with respect to any such matter or proposal at the Annual Meeting, if such matter or proposal is properly raised at the Annual Meeting and put to a vote.

              SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Directors, executive officers and persons who own more than 10% of the outstanding Common Stock of the Company to file with the Securities and Exchange Commission reports of changes in ownership of the Common Stock of the Company held by such persons. Officers, Directors and greater than 10% stockholders are also required to furnish the Company with copies of all forms they file under this regulation. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and representations that no other reports were required, during the year ended December 31, 2001, all
Section 16(a) filing requirements applicable to its Directors, officers and greater than 10% stockholders were complied with.

     Although it is not the Company's obligation to make filings pursuant to
Section 16 of the Securities Exchange Act of 1934, the Company has adopted a policy requiring all Section 16 reporting persons to report monthly to the Secretary of the Company as to whether any transactions in the Company's securities occurred during the previous month.

                           ANNUAL REPORT ON FORM 10-K

     Additional information concerning the Company, including financial statements of the Company, is provided in the Company's Form 10-K for the fiscal year ended December 31, 2001, which accompanies this report. Exhibits filed with the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, as filed with the Securities and Exchange Commission, are available to stockholders who make written request to the Company's Secretary, 945 East Paces Ferry Road, Suite 1475, Atlanta, Georgia 30326.

                                  OTHER MATTERS

     The Board of Directors is not aware of any other matters to be presented for action at the Annual Meeting. If any other matter should come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matter in accordance with their best judgment of what is in the best interests of the Company.

                                        By Order of the Board of Directors

                                        /s/ Larry G. Gerdes
                                        Larry G. Gerdes, Chairman of the Board

Atlanta, Georgia
April 5, 2002

     PROXY SOLICITED BY THE BOARD OF DIRECTORS OF TRANSCEND SERVICES, INC.
         FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 7, 2002

   The undersigned hereby appoints Larry G. Gerdes and Walter S. Huff, Jr., or either or them, with full power of substitution as proxies and attorneys-in-fact, to represent and vote, as designated below, the common stock of the undersigned at the Annual Meeting of Stockholders of Transcend Services Inc., (the "Company") to be held on May 7, 2002, at the offices of Smith, Gambrell & Russell, LLP, Suite 3100, Promenade II, 1230 Peachtree Street, N.E., Atlanta, Georgia 30309-5392 at 10:00 a.m. local time and at any adjournments or postponements thereof on the matters set forth below:

1. To elect four directors for a term of one year and until their successors are elected and qualified:
[_] FOR all Nominees listed below (except as instructed below).

Joseph P.Clayton, Larry G. Gerdes, Walter S. Huff, Jr., and Charles E. Thoele

[_] WITHHOLD AUTHORITY to vote for those Nominees listed below:

     -----------------------------------------------------------------

2. To ratify the appointment of Miller Ray & Houser LLP as independent public accountants for the year ending December 31, 2002.

                     [_] FOR    [_] AGAINST    [_] ABSTAIN

3. In their discretion, upon such other matter or matters as may properly come before the meeting or any adjournments or postponements thereof.

   The Board of Directors recommends a vote "FOR" each of the above proposals.

   THE SHARES REPRESENTED BY THIS PROXY CARD WILL BE VOTED AS DIRECTED ON THE REVERSE HEREOF. IF NO DIRECTION IS GIVEN AND THE PROXY CARD IS VALIDLY EXECUTED, THE SHARES WILL BE VOTED FOR ALL LISTED PROPOSALS. IN THEIR DISCRETION, THE PROXY HOLDERS ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THAT MEETING.

                                                  _____________________________
                                                  Signature of Stockholder

                                                  _____________________________
                                                  Signature of Stockholder

                                                  Dated:
                                                       ______________________

                                                  Important: Sign exactly as
                                                  your name appears on this
                                                  proxy card. Give full title
                                                  of executor, administrator,
                                                  trustee, guardian, etc. Joint
                                                  owners should each sign
                                                  personally.